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                                             As filed pursuant to Rule 424(b)(5)
                                                Under the Securities Act of 1933
                                                     Registration No. 333-123167

SUPPLEMENT TO

PROSPECTUS SUPPLEMENT DATED APRIL 26, 2005

(TO PROSPECTUS DATED APRIL 21, 2005)

                                  $262,349,932
                                 (APPROXIMATE)

                                  CWALT, INC.
                                   DEPOSITOR

                         (COUNTRYWIDE HOME LOANS LOGO)
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                        ALTERNATIVE LOAN TRUST 2005-22T1
                                     ISSUER

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-22T1

     This Supplement revises the Prospectus Supplement dated April 26, 2005 to the Prospectus dated April 21, 2005 with respect to the above captioned series of certificates as follows:

     Notwithstanding the information set forth in the last full paragraph on page S-39 of the Prospectus Supplement, on the closing date the amount that will be deposited into the Reserve Fund for the benefit of the Class A-1 Certificates is $3,000.

CITIGROUP                                                          GOLDMAN SACHS

                 The date of this Supplement is April 26, 2005.